Exhibit 10.20

AMENDMENT TO CONSULTING AGREEMENT

This amendment (“Amendment”), dated as of January 18, 2018, amends the Consulting Agreement dated as of January 7, 2013 (“Agreement”), between Wisconsin Energy Corporation, n/k/a WEC Energy Group, Inc. (the “Company”), and Frederick D. Kuester (the “Consultant”). This amendment is entered into by the parties pursuant to Paragraph 5 of the Agreement.
WHEREAS, as a result of recent events at the Company and the Consultant’s significant experience in the utility industry and considerable knowledge of the Company's business, the Company desires the Consultant to provide additional consulting services than he has been providing under the Agreement; and
WHEREAS, in light of the additional services to be provided by the Consultant to the Company, both parties have agreed to enter into this Amendment.
NOW, THEREFORE, the parties agree as set forth below.
1. The Agreement is hereby amended as follows:

a.
The first sentence of Paragraph 1 is deleted in its entirety and replaced with the following sentence: “The Consultant agrees to consult with the Company on major capital projects and to provide such other services as may be requested by the Company (collectively, the "Services").”

b.	The first sentence of Paragraph 1(c) is amended by deleting “$9,500” and replacing it with “$63,750”.

c.
The first sentence of Paragraph 1(h) is deleted in its entirety and replaced with the following sentence “The Services performed under this Agreement will be determined by the CEO of the Company, currently Gale E. Klappa.”

2. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

[Signatures on next page following.]

IN WITNESS WHEREOF, the parties have signed this Amendment to Consulting Agreement on the date(s) indicated below.

WEC ENERGY GROUP, INC.

By: /s/ GALE E. KLAPPA                 Date: January 18, 2018
Gale E. Klappa, Chairman and CEO

CONSULTANT

/s/ FREDERICK D. KUESTER         Date: January 18, 2018
Frederick D. Kuester

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